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                                                                       EXHIBIT 5


                                 April 16, 2002



Citizens Banking Corporation
328 S. Saginaw Street
Flint, Michigan  48502


Ladies and Gentlemen:

         We have served as counsel to Citizens Banking Corporation (the "Company") in connection with the Registration Statement on Form S-8 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the issuance in the manner described in the Registration Statement of 7,000,000 shares of its common stock, without par value (the "Common Stock"), pursuant to the Company's Stock Compensation Plan (the "Plan").

         In acting as counsel for the Company, we have examined the proceedings taken in connection with the issuance pursuant to the Plan, and we have examined and relied upon the originals or copies, certified or otherwise, identified to our satisfaction, of such corporate records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

         Based upon such examination and our participation in the preparation of the Registration Statement, it is our opinion that (1) the Company is duly incorporated and validly existing as a corporation in good standing under the laws of Michigan and (2) the shares of Common Stock reserved for issuance under the Plan, when issued in the manner described in the Registration Statement and the Plan, will be validly issued, fully paid and nonassessable.

         We hereby consent to the inclusion of this opinion as an Exhibit to the Registration Statement. In giving this consent, we do not concede that we are experts within the meaning of the Securities Act or the rules or regulations thereunder or that this consent is required by Section 7 of the Securities Act.

                                                   Very truly yours,

                                                   DYKEMA GOSSETT PLLC



                                                   /s/ Mark A. Metz
                                                   ---------------------------
                                                   Mark A. Metz
                                                   A Member of the Firm